EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-2342, 333-55913, and 333-95583 of Teche Holding Company on Form S-8 of our report dated November 10, 2000, incorporated by reference in the Annual Report on Form 10-K of Teche Holding Company for the year ended September 30, 2000.



/s/Deloitte & Touche LLP

Deloitte & Touche LLP
New Orleans, Louisiana
December 26, 2000